                                                              Exhibit 99.(p)(13)

                                  DEUTSCHE BANK

                 DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS


                             [GRAPHIC APPEARS HERE]


                                                         [LOGO OF DEUTSCHE BANK]

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS          [LOGO OF DEUTSCHE BANK]

Approver:                           Robert Kloby

Owner:                              DeAM Compliance

Contact Person:                     Joseph Yuen

Classification                      Policy

Functional Applicability:           DeAM U.S. Personnel

Geographic Applicability:           Americas

Last Revision Date:                 January 1, 2005

Next Review Date:                   January 1, 2006


The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS          [LOGO OF DEUTSCHE BANK]

TABLE OF CONTENTS

I. OVERVIEW...............................................................................2

II. GENERAL RULE..........................................................................3

III. DEFINTIONS...........................................................................4

IV. RESTRICTIONS..........................................................................6
  A. General..............................................................................6
  B. Specific Blackout Period Restrictions................................................6
     SAME-DAY RULE........................................................................6
     7-DAY RULE...........................................................................7
     G-CUBE RULE..........................................................................7
     EXCEPTIONS TO BLACKOUT PERIODS.......................................................7
  C. New Issues (IPOs)....................................................................8
  D. Short-Term Trading...................................................................8
     30-DAY RULE..........................................................................8
  E. Restricted List......................................................................9
  F. Private Placements...................................................................9

V. COMPLIANCE PROCEDURES.................................................................10
  A. Designated Brokerage Accounts.......................................................10
  B. Pre-Clearance.......................................................................10
  C. Scudder Proprietary Mutual Fund Holdings............................................11
  D. Reporting Requirements..............................................................11
     (i) Disclosure of Employee Related Accounts/Provision of Statements.................11
     (ii) Quarterly Personal Securities Trading Reports ("PSTs").........................11
     (iii) Annual Acknowledgement of Personal Securities Holdings........................12
     (iv) Annual Acknowledgement of Accounts.............................................13
  E. Confirmation of Compliance with Policies............................................13

VI. OTHER PROCEDURES/RESTRICTIONS........................................................13
  A. Service on Boards of Directors......................................................13
  B. Outside Business Affiliations.......................................................14
  C. Executorships.......................................................................14
  D. Trusteeships........................................................................14
  E. Custodianships and Powers of Attorney...............................................15
  F. Gifts...............................................................................15
  G. Rules for Dealing with Governmental Officials and Political Candidates..............17
  H. Confidentiality.....................................................................18

VII. SANCTIONS...........................................................................19

VIII. INTERPRETATIONS AND EXCEPTIONS.....................................................19

IX. APPENDIX.............................................................................20
  SCHEDULE A.............................................................................20
  SCHEDULE B: Supplement to the DeAM Code of Ethics......................................21
  SCHEDULE C: DeAM - U.S. Code of Ethics Sanctions.......................................20

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS          [LOGO OF DEUTSCHE BANK]


                       THIS PAGE LEFT INTENTIONALLY BLANK


The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS          [LOGO OF DEUTSCHE BANK]

                            DEUTSCHE ASSET MANAGEMENT
                               U.S. CODE OF ETHICS

I. OVERVIEW

The Deutsche Asset Management - U.S. Code of Ethics ("the Code") sets forth the specialized rules for business conduct and guidelines for the personal investing activities that generally are required of employees involved in the United States investment management areas of the Deutsche Bank Group and its affiliates (collectively "Deutsche Asset Management" or "DeAM").(1)

The provisions of the Code shall apply to all DeAM Employees in the U.S., as categorized in the Definition Section (Section III) and such other employees as the Compliance Department ("Compliance")(2) may determine from time to time. The Code supplements the Deutsche Bank Code of Professional Conduct and the Deutsche Asset Management Compliance Policies and Procedures Manual ("Compliance Manual") available at the following link:

http://docbase.backoff.nyc.dbna.com/Policy:/Compliance/Deutsche Asset
Management/Deutsche Asset Management

Each Employee must observe these policies, as well as abide by the additional principles and rules set forth in the Code, and any other applicable legal vehicle or division specific policies and obligations.

It is essential that all Deutsche Bank employees understand and adhere to Deutsche Bank's commitment to act with fairness, decency and integrity in all of its business dealings. As part of this commitment, Member of the Board of Managing Directors, Tessen von Heydebreck, and Henry Klehm, Global Head of Compliance have introduced the Deutsche Bank Global Compliance Core Principles ("GCCP"). The GCCP set forth core principles regarding a wide range of regulatory and conduct related issues, and provide guidance to promote the highest

----------
(1) Deutsche Asset Management is the marketing name in the U.S. for the asset management activities of Deutsche Bank AG, Deutsche Bank Trust Company Americas (formerly Bankers Trust Co.), Deutsche Bank Securities Inc. (limited applicability, see Schedule A), Deutsche Asset Management Inc., Deutsche Asset Management Investment Services Ltd., Deutsche Investment Management Americas Inc. (and its affiliates, including Scudder Investor Services, Inc. and Scudder Distributors Inc.), Scudder Trust Company and RREEF America L.L.C.

(2) "Compliance" refers to the DB Americas centralized Compliance Unit (generally referred to herein as "Central Compliance," and/or its unit specifically designated to the DeAM business unit: "DeAM Compliance").

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS          [LOGO OF DEUTSCHE BANK]

standards of ethical conduct. This document is available at the following link:

http://docbase.backoff.nyc.dbna.com/Policy:/Global/Group/DB Docs/C.
Effective/Global_Compliance_DB Group: Global_Compliance Core Principles

Von Heydebreck and Klehm stress that all Deutsche Bank employees are expected to review and act in compliance with the GCCP.

The Code and any amendments thereof will be provided to all employees of DeAM. All employees must acknowledge receipt of the Code within ten (10) days of hire and on an annual basis at a time set forth by DeAM Compliance, within the Code of Ethics Annual Acknowledgement. All employees must also acknowledge receipt of any amendments made to the Code if such determination is made by DeAM Compliance that such acknowledgement should occur prior to the next Code of Ethics Annual Acknowledgement period.

You may find the latest version of the Code at the following link:

http://nyc.compliance.cc.intranet.db.com/nd_nyc/code.shtml

II. GENERAL RULE

DeAM Employees will, in varying degrees, participate in or be aware of fiduciary and investment services provided to registered investment companies, institutional investment clients, employee benefit trusts and other types of investment advisory accounts. The fiduciary relationship mandates adherence to the highest standards of conduct and integrity. We will at all times conduct ourselves with integrity and distinction, putting first the interests of our clients.

Accordingly, personnel acting in a fiduciary capacity must carry out their duties for the EXCLUSIVE BENEFIT of the client accounts. Consistent with this fiduciary duty, the interests of DeAM clients take priority over the investment desires of DeAM and DeAM personnel. All DeAM personnel must conduct themselves in a manner consistent with the requirements and procedures set forth in the Code.

o There must be no conflict, or appearance of conflict, between the self-interest of any Employee and the responsibility of that Employee to Deutsche Bank, its shareholders or its clients.(3)

o Employees must never improperly use their position with Deutsche Bank for personal or private gain to themselves, their family or any other person.

----------
(3) The rules herein cannot anticipate all situations which may involve a possible conflict of interest. If an Employee becomes aware of a personal interest that is, or might be, in conflict with the interest of a client, that person should disclose the potential conflict to DeAM Compliance or Legal prior to executing any such transaction.

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS          [LOGO OF DEUTSCHE BANK]

DeAM Employees may also be required to comply with other policies imposing separate requirements. Specifically, they may be subject to laws or regulations that impose restrictions with respect to personal securities transactions, including, but not limited to, Section 17(j) and Rule 17j-1 under the Investment Company Act of 1940 (the "Act"). The purpose of this Code of Ethics is to ensure that, in connection with his or her personal trading, no Employee (as defined below) shall conduct any of the following acts upon a client account:

     o    To employ any device, scheme or artifice to defraud;
     o To make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statement not misleading;
     o To engage in any act, practice or course of business that operates or would operate as a fraud or deceit; or
     o    To engage in any manipulative practice.

Any violations of the Code of Ethics must be reported to designated Compliance person. The Chief Compliance Officer will receive periodic reports of all violations of the Code of Ethics.

III. DEFINITIONS

     A.   "INVESTMENT PERSONNEL" shall mean and include:

          Portfolio Managers, traders and analysts (and other Employees who work directly with Portfolio Managers in an assistant capacity). As those responsible for making investment decisions (or participating in such decisions) in client accounts or providing information or advice to Portfolio Managers or otherwise helping to execute or implement the Portfolio Managers' recommendations, Investment Personnel occupy a comparatively sensitive position, and thus, additional rules outlined herein apply to such individuals.

     B.   "ACCESS PERSON" shall mean and include:

          (i) Officers and directors of DeAM entities and officers and directors of DeAM-sponsored investment companies who are affiliated persons of DeAM entities. Also included are Employees of these entities who have access to timely information relating to investment management activities, research and/or client portfolio holdings as well as those who in the course of their job regularly receive access to client trading activity (this would generally include members of the Investment Operations and Treasurer's Offices). Also included here are persons in a control relationship (as defined in Section 2(a)(9) of the Act) to DeAM who obtain information concerning investment recommendations made to any client account.

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS          [LOGO OF DEUTSCHE BANK]

          (ii) Any other personnel with responsibilities related to the asset management business or frequent interaction with Access Persons or Investment Personnel as determined by Compliance (e.g., Legal, Compliance, Risk, Operations, Sales & Marketing, as well as certain long-term temporary Employees and consultants).

     C.   "NON-ACCESS PERSON" shall mean and include:

          DeAM personnel who are not defined in Section III A. or B. above, and who have access to neither client trading activity nor recommendations made in relation to any client account. An example includes Employees of the Mutual Funds Call Center in Chicago.

     D. "EMPLOYEES" is a general term which shall include all DeAM employees, including Investment Personnel, Access Persons and Non-Access Persons as well as those non-DeAM employees who are subject to this Code of Ethics (see III.B.(ii) above).

     E. "ACCOUNTS" shall mean all securities accounts, whether brokerage or otherwise, securities held directly outside of accounts AND shall include open-end and closed-end Mutual Fund accounts.

     F. "EMPLOYEE RELATED ACCOUNT" of any person subject to the Code shall mean:

          (i)   The Employee's own Accounts;
          (ii) The Employee's spouse's/domestic partner's Accounts and the Accounts of minor children and other relatives living in the Employee's home;
          (iii) Accounts in which the Employee, his/her spouse/domestic partner, minor children or other relatives living in their home have a beneficial interest (i.e., share in the profits even if there is no influence on voting or disposition of the shares); and
          (iv) Accounts (including corporate Accounts and trust Accounts) over which the Employee or his/her spouse/domestic partner exercises investment discretion or direct or indirect influence or control.

          NOTE: ANY PERSON SUBJECT TO THE CODE IS RESPONSIBLE FOR COMPLIANCE WITH THESE RULES WITH RESPECT TO ANY EMPLOYEE RELATED ACCOUNT, AS APPLICABLE.

     G. "SECURITIES" shall include equity or debt securities, derivatives of securities (such as options, warrants, and ADRs), futures, commodities, securities indices, exchange-traded funds, government and municipal bonds and similar instruments, but DO NOT INCLUDE:

          (i) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

     H. "MUTUAL FUNDS" shall include all mutual funds (open-end and closed-end mutual funds), but WILL EXCLUDE:

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS          [LOGO OF DEUTSCHE BANK]

          (i) Shares of open-end money market mutual funds (unless otherwise directed by Compliance).

IV. RESTRICTIONS

For purposes of the Code, a prohibition or requirement applicable to any Employee applies also to transactions in Securities and Mutual Funds for any of that Employee's Employee Related Accounts, including transactions executed by that Employee's spouse or relatives living in that Employee's household (see definition under III.F.).

     A.   GENERAL

          (i) The Basic Policy: Employees have a personal obligation to conduct their investing activities and related Securities and Mutual Fund transactions lawfully and in a manner that avoids actual or potential conflicts between their own interests and the interests of Deutsche Asset Management and its clients. Employees must carefully consider the nature of their DeAM responsibilities - and the type of information that he or she might be deemed to possess in light of any particular Securities and Mutual Fund transaction - before engaging in that transaction.

          (ii) Material Nonpublic Information: Employees in possession of material nonpublic information about or affecting Securities or their issuer are prohibited from buying or selling such Securities or advising any other person to buy or sell such Securities. See also Compliance Manual -- Confidential, Material, Non-Public Information, Chinese Walls, Insider Trading and Related Matters Policy.

          (iii) Corporate and Departmental Restricted Lists: Employees are not permitted to buy or sell any Securities that are included on the Corporate Restricted List (available on the intranet) and/or other applicable departmental restricted lists.

          (iv) "Frontrunning:" Employees are prohibited from buying or selling Securities, Mutual Funds or other instruments in their Employee Related Accounts so as to benefit from the Employee's knowledge of the Firm's or a client's trading positions, plans or strategies, or forthcoming research recommendations.

     B.   SPECIFIC BLACKOUT PERIOD RESTRICTIONS

          (i) SAME-DAY RULE: Investment Personnel and Access Persons shall not knowingly effect the purchase or sale of a Security for an Employee Related Account on a day during which any client account has a "buy" or "sell" order for the same Security, until that order is executed or withdrawn.

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS          [LOGO OF DEUTSCHE BANK]

          (ii) 7-DAY RULE: Investment Personnel shall not effect the purchase or sale of a Security for an Employee Related Account within SEVEN CALENDAR DAYS BEFORE OR SEVEN CALENDAR DAYS AFTER the same Security is traded (or contemplated to be traded) for by a client account with which the individual is associated.

          (iii) G-CUBE RULE: Investment Personnel and other persons with real time access to a global research sharing system platform (e.g., "GERP"(4)) shall not effect the purchase or sale of a Security for an Employee Related Account within SEVEN CALENDAR DAYS BEFORE OR SEVEN CALENDAR DAYS AFTER the same Security (a) is added to/deleted from or has its weighting changed in the "Model" Portfolio; or (b) has its internal rating upgraded or downgraded; or (c) has research coverage initiated.

          (iv) Employees must always act to avoid any actual or potential conflict of interest between their DeAM duties and responsibilities and their personal investment activities. To avoid potential conflicts, absent specific written approval from their Managing Officer(5) and Compliance, Employees should not personally invest in Securities issued by companies with which they have significant dealings on behalf of DeAM, or in investment vehicles sponsored by the companies. Additional rules that apply to Securities transactions by Employees, including the requirement for Employees to pre-clear personal Securities transactions and rules regarding how Employee-Related Accounts must be maintained, are described in more detail later in this Code of Ethics.

          (v) Deutsche Bank Securities: During certain times of the year, all Deutsche Bank Employees are prohibited from conducting transactions in the equity and debt Securities of Deutsche Bank, which affect their beneficial interest in the Firm. Central Compliance generally imposes these "blackout" periods around the fiscal reporting of corporate earnings. Blackouts typically begin two days prior to the expected quarterly or annual earnings announcement and end after earnings are released publicly. Additional restricted periods may be required for certain individuals and events, and Compliance will announce when such additional restricted periods are in effect.

          (vi)  EXCEPTIONS TO BLACKOUT PERIODS (ABOVE ITEMS i, ii, AND iii ONLY)

----------
(4) GERP (Global Equity Research Portal) is a web-based application (Active Equity businesses) allowing for the publishing and dissemination of research and model portfolios in real-time by the Global Sector Teams, Portfolio Selection Teams, Local Research Teams, designated PIC/PB users and Small Cap Teams to Portfolio Managers, who will use GERP for investment recommendations and portfolio construction for clients.

(5) For purposes of this policy, "MANAGING OFFICER" is defined as an officer of at least the Managing Director level to whom the Employee directly or indirectly reports, who is in charge of the Employee's unit (e.g., a Department Head, Division Head, Function Head, Group Head, General Manager,
etc).

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS          [LOGO OF DEUTSCHE BANK]

               The following are exempt from the specified blackout periods:

                    o The purchase or sale of 500 shares or less in companies comprising the S&P 500 Index;
                    o ETFs (Exchange-Traded Funds - e.g., SPDRs or "Spiders" (S&P 500 Index), DIAs or "Diamonds" (Dow Jones Industrial Average), etc.);
                    o    Government and municipal bonds;
                    o    Currency and Interest Rate Futures;
                    o    Securities indices;
                    o Shares purchased under an issuer sponsored Dividend Reinvestment Plan ("DRIPs"), other than optional purchases;
                    o To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of Securities; and
                    o Securities purchased under an employer sponsored stock purchase plan or upon the exercise of employee stock options.

               NOTE: Transactions in derivative instruments, including warrants, convertible Securities, futures and options, etc. shall be restricted in the same manner as the underlying Security.

     C.   NEW ISSUES (IPOS)

          Investment Personnel, Access Persons and Non-Access Persons are prohibited from purchasing or subscribing for Securities pursuant to an initial public offering. This prohibition applies even if Deutsche Bank (or any affiliate of Deutsche Bank) has no underwriting role and/or is not involved with the distribution.

     D.   SHORT-TERM TRADING

          Employees must always conduct their personal trading activities lawfully, properly and responsibly, and are encouraged to adopt long-term investment strategies that are consistent with their financial resources and objectives. Deutsche Bank generally discourages short-term trading strategies, and Employees are cautioned that such strategies may inherently carry a higher risk of regulatory and other scrutiny. In any event, excessive or inappropriate trading that interferes with job performance or compromises the duty that Deutsche Bank owes to its clients and shareholders will not be tolerated.

          30-DAY RULE: Employees are prohibited from transacting in the PURCHASE AND SALE, OR SALE AND PUCHASE, of the same (or equivalent) Securities and Mutual Funds within 30 calendar days. The 30-day holding period also applies to each short vs. the box sale, which is the only short sale permitted activity. Therefore, for purposes of this section,

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS          [LOGO OF DEUTSCHE BANK]

          the assumption is a LAST IN, FIRST OUT (LIFO) order of transaction in a particular Security and Mutual Fund. THE FOLLOWING ARE EXEMPTED FROM THIS RESTRICTION:

               o Shares purchased under an issuer sponsored Dividend Reinvestment Plan ("DRIPs"), other than optional purchases;
               o To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of Securities;
               o Securities purchased under an employer sponsored stock purchase plan;
               o Securities pre-cleared and purchased with a specific stop-limit provision attached;
               o Mutual Funds subject to periodic purchase plans (i.e., can be sold once within 30 days after a periodic purchase); and,
               o Fixed Income Mutual Funds investing in government bonds with "short-term" in their name.

     E.   RESTRICTED LIST

          All Deutsche Bank Employees are prohibited from buying or selling any Securities that are included on the Corporate Restricted List and/or other applicable departmental restricted lists. The Corporate Restricted List is available on the intranet at:

          http://cct-grl-prd.svc.btco.com/corp/cct/grl/grl_init.htm

          (It is also available through the "Americas Portal" at http://americasportal.cc.db.com/listed under "Employee Trading".)

          Please see Compliance Manual -- Restricted List: Overview & Instructions Policy.

     F.   PRIVATE PLACEMENTS

          Prior to effecting a transaction in private Securities (i.e., Securities not requiring registration with the Securities and Exchange Commission and sold directly to the investor), all Employees must first, in accordance with Deutsche Bank policy, obtain the approval of his/her supervisor and then pre-clear the transaction with the Central Compliance Department, including completing the questionnaire. Any person who has previously purchased privately-placed Securities must disclose such purchases to the Compliance Department before he or she participates in a fund's or an advisory client's

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bark Croup without prior written permission.

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS          [LOGO OF DEUTSCHE BANK]

          subsequent consideration of an investment in the Securities of the same or a related issuer.

V. COMPLIANCE PROCEDURES

     A.   DESIGNATED BROKERAGE ACCOUNTS

          All Employees must obtain the explicit permission of the Central Compliance Department prior to opening a new Employee Related Account. Upon joining Deutsche Bank, new Employees are required to disclose all of their Employee Related Accounts (as previously defined) to Central Compliance and must carry out the instructions provided to conform such accounts, if necessary, to the Firm's policies.

          Under no circumstance is an Employee permitted to open or maintain any Employee Related Account that is undisclosed to Compliance. Also, the policies, procedures and rules described throughout this Code of Ethics apply to all Employee Related Accounts.

          Accordingly, all Employees are required to open and maintain their Employee Related Accounts in accordance with the Deutsche Bank Employee/Employee-Related Trading Policy, including directing their brokers to supply duplicate copies of transaction confirmations and periodic account statements, as well as additional division-specific requirements, if any.

     B.   PRE-CLEARANCE

          Proposed Securities and closed-end Mutual Fund transactions must be pre-cleared by all Employees with the Central Compliance Department (and approved by a Supervisor) in accordance with the Deutsche Bank Employee/Employee-Related Trading Policy via the intranet based Employee Trade Request ("ETR") system prior to their being placed with the broker. Such approvals are good only for the day on which they are issued. Employees are personally responsible for ensuring that the proposed transaction does not violate the Firm's policies or applicable securities laws and regulations by virtue of the Employee's Deutsche Bank responsibilities or information he or she may possess about the Securities or their issuer.

          THE FOLLOWING ARE EXEMPTED FROM THE PRE-CLEARANCE REQUIREMENT:

               o    Open-end Mutual Funds;
               o    Direct obligations of the Government of the United States;
               o Shares purchased under an issuer sponsored Dividend Reinvestment Plan ("DRIPs"), other than optional purchases;

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS          [LOGO OF DEUTSCHE BANK]

               o Accounts expressly exempted by Central Compliance which are managed under the exclusive direction of an outside money manager;
               o Securities pre-cleared and purchased with a specific stop-limit provision attached do not require additional pre-clearance prior to execution;
               o To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of Securities; and
               o Securities purchased under an employer sponsored stock purchase plan.

     C.   SCUDDER PROPRIETARY MUTUAL FUND HOLDINGS

          All Employees are required to maintain their holdings of Scudder proprietary mutual funds in the Deutsche Bank 401(k) Plan, in E*Trade or Deutsche Bank Alex Brown brokerage accounts, or directly with Scudder Investments.

     D.   REPORTING REQUIREMENTS

          (i)  DISCLOSURE OF EMPLOYEE RELATED ACCOUNTS/PROVISION OF STATEMENTS

               As stated in Section V. COMPLIANCE PROCEDURES (A. Designated Brokerage Accounts) above, upon joining Deutsche Bank, new Employees are required to disclose all of their Employee Related Accounts to Central Compliance, and must carry out the instructions provided to conform such Accounts, if necessary, to Deutsche Bank policies.

               In addition, pursuant to Rule 17j-1 of the Act, no later than ten
               (10) days after an individual becomes an Employee (i.e., joining/transferring into DeAM, etc.), he or she must also complete and return a "Personal Securities Holdings Report" (filed during the "new hire" Code of Ethics Annual
               Acknowledgement) for Securities and Mutual Fund holdings to DeAM Compliance (see iii. Annual Acknowledgement of Personal Securities Holdings below).

          (ii) QUARTERLY PERSONAL SECURITIES TRADING REPORTS ("PSTS")

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS          [LOGO OF DEUTSCHE BANK]

               Pursuant to Rule 17j-1 of the Act, within thirty (30) days of the end of each calendar quarter, all Employees must submit to DeAM Compliance a PST report for Securities and Mutual Fund transactions, unless exempted by a division-specific requirement, if any.

               All PSTs that have reportable personal Securities and Mutual Fund transactions for the quarter will be reviewed by the appropriate designated supervisory and/or Compliance person. EMPLOYEES THAT DO NOT HAVE ANY REPORTABLE TRANSACTIONS IN A PARTICULAR QUARTER MUST INDICATE AS SUCH IN THE REPORTING SYSTEM FOR THE RESPECTIVE QUARTER.

                    THE FOLLOWING TYPES OF TRANSACTIONS DO NOT HAVE TO BE
                    REPORTED:

                    o Transactions effected in an account in which the employee has no direct or indirect influence or control (i.e. discretionary/managed accounts) do not have to be reported.

                    o Transactions in mutual funds subject to periodic purchase plans are not required to be reported quarterly, but holdings in such are still required to be reported annually (see iii. below).

                    o Transactions effected pursuant to an automatic investment plan or as a result of a dividend reinvestment plan do not have to be reported.

                    o    Transactions in the following:
                         o    Bankers' Acceptances;
                         o    Bank Certificates of Deposits (CDs);
                         o    Commercial Paper;
                         o    Money Markets;
                         o    Direct Obligations of the U.S. Government;
                         o High Quality, Short-Term Debt Instruments (including repurchase agreements); and,
                         o Open-End MONEY MARKET Mutual Funds (unless specifically directed by DeAM Compliance)

         (iii) ANNUAL ACKNOWLEDGEMENT OF PERSONAL SECURITIES HOLDINGS

               All Employees must submit to DeAM Compliance on an annual basis at a date specified by DeAM Compliance, a Personal Securities Holdings Report for all Securities and Mutual Fund holdings, unless exempted by a division-specific requirement, if any.

               A new employee must submit this report within ten (10) days of hire or rehire. This report must be submitted once within each twelve (12) month period and the information submitted must be current within forty-five (45) calendar days of the report or forty-five (45) days prior to the hire date, in the case of a new employee.

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS          [LOGO OF DEUTSCHE BANK]

               All Personal Securities Holdings will be reviewed by the appropriate designated supervisory and/or Compliance person. EMPLOYEES THAT DO NOT HAVE ANY REPORTABLE SECURITIES HOLDINGS MUST INDICATE AS SUCH IN THE REPORTING SYSTEM.

                    THE FOLLOWING TYPES OF HOLDINGS DO NOT HAVE TO BE REPORTED:

                    o Securities held in accounts over which the employee had no direct or indirect influence or control (i.e. discretionary/managed accounts) do not require reporting.

                    o    Bankers' Acceptances;
                    o    Bank Certificates of Deposits (CDs);
                    o    Commercial Paper;
                    o    Money Markets;
                    o    Direct Obligations of the U.S. Government;
                    o High Quality, Short-Term Debt Instruments (including repurchase agreements); and,
                    o Open-End MONEY MARKET Mutual Funds (unless specifically directed by DeAM Compliance)

          (iv) ANNUAL ACKNOWLEDGEMENT OF ACCOUNTS

               Once each year, at a date to be specified by Central Compliance, each Employee must acknowledge that they do or do not have brokerage and Mutual Fund Accounts. Employees with brokerage and Mutual Fund Accounts must acknowledge each Account.

     E.   CONFIRMATION OF COMPLIANCE WITH POLICIES

          Annually, each Employee is required to acknowledging that he or she has received the Code, as amended or updated, and confirm his or her adherence to it. Understanding and complying with the Code and truthfully completing the Acknowledgment is the obligation of each Employee. Failure to perform this obligation may result in disciplinary action, including dismissal, as well as possible civil and criminal penalties. (See Section I. OVERVIEW)

VI. OTHER PROCEDURES/RESTRICTIONS

     A.   SERVICE ON BOARDS OF DIRECTORS

          Service on Boards of publicly traded companies should be limited to a small number of instances. However, such service may be undertaken after approval from the regional head of Deutsche Asset Management and Compliance, based upon a determination that these activities are consistent with the interests of DeAM and its clients. Employees

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS          [LOGO OF DEUTSCHE BANK]

          serving as directors will not be permitted to participate in the process of making investment decisions on behalf of clients which involve the subject company.

          DeAM Compliance will periodically present updates on such information to the DeAM Investment Committee for review and approval.

     B.   OUTSIDE BUSINESS AFFILIATIONS

          Employees may not maintain outside business affiliations (e.g., officer, director, governor, trustee, part-time employment, etc.) without the prior written approval of the appropriate senior officer of their respective business units after consultation with Compliance (see request form in the Appendix), and disclosure to the Office of the Secretary as required.

     C.   EXECUTORSHIPS

          The duties of an executor are often arduous, time consuming and, to a considerable extent, foreign to our business. As a general rule, DeAM discourages acceptance of executorships by members of the organization. However, business considerations or family relationships may make it desirable to accept executorships under certain wills. In all cases (other than when acting as Executor for one's own spouse, parent or spouse's parent), it is necessary for the individual to have the written authorization of the Firm to act as an executor. All such existing or prospective relationships should be reported in writing to DeAM Compliance.

          When DeAM Employees accept executorships under clients' wills, the organization considers these individuals to be acting for DeAM and that fees received for executors' services rendered while associated with the firm are exclusively DeAM income. In such instances, the Firm will indemnify the individual and the individual will be required at the time of qualifying as executor to make a written assignment to DeAM Compliance of any executor's fees due under such executorships. Copies of this assignment and DeAM's authorization to act as executor are to be filed in the client's file.

          Generally speaking, it is not desirable for members of the organization to accept executorships under the wills of persons other than a client, a spouse or a parent. Authorization may be given in other situations assuming that arrangements for the anticipated workload can be made without undue interference with the individual's responsibilities to DeAM. For example, this may require the employment of an agent to handle the large amount of detail which is usually involved. In such a case, the Firm would expect the individual to retain the commission. There may be other exceptions which will be determined based upon the facts of each case.

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Croup without prior written permission.

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS          [LOGO OF DEUTSCHE BANK]

     D.   TRUSTEESHIPS

          It can be desirable for members of the organization to act individually as trustees for clients' trusts. Such relationships are not inconsistent with the nature of our business. As a general rule, DeAM does not accept trustee's commissions where it acts as investment counsel. As in the case of most executorships, all trusteeships must have the written approval of the Firm.

          It is recognized that Employees may be asked to serve as trustees of trusts which do not employ DeAM. The Firm will normally authorize Employees to act as trustees for trusts of their immediate family, Other non-client trusteeships can conflict with our clients' interests so that acceptance of such trusteeships will be authorized only in unusual circumstances.

     E.   CUSTODIANSHIPS AND POWERS OF ATTORNEY

          It is expected that most custodianships will be for minors of an individual's immediate family. These will be considered as automatically authorized and do not require written approval of the Firm. However, the written approval of DeAM (see Appendix) is required for all other custodianships.

          Entrustment with a Power of Attorney to execute Securities transactions on behalf of another requires written approval of the Firm. Authorization will only be granted if DeAM believes such a-role will not be unduly time consuming or create conflicts of interest.

     F.   GIFTS

          Units of the Deutsche Bank Group may neither solicit nor accept inducements.(8) However, gifts offered or received which have no undue influence on providing financial services are not generally prohibited. Special circumstances may apply to Employees acting in certain capacities within the organization.(9) If you have questions regarding the capacity in which you are acting, consult the Compliance Group.

          (i)  Accepting Gifts
               Employees are prohibited from soliciting personal payment or gift to influence, support or reward service, transaction or business involving Deutsche Bank, or that appears to be made or offered in anticipation of future service, transaction or

----------
(8) Under the Bank Bribery Act and other applicable laws and regulations, severe penalties may be imposed on anyone who offers or accepts such improper payments or gifts. If you receive or are offered an improper payment or gift, or if you have any questions as to the application or interpretation of Deutsche Bank's rules regarding the acceptance of gifts, you must bring the matter to the attention of the Compliance Department.

(9) In accordance with regulations and practices in various jurisdictions, as well as the rules of the New York Stock Exchange and the National Association of Securities Dealers, Inc. certain Employees may be subject to more stringent gift-giving and receiving guidelines. In general, these rules apply to the receipt of gifts by and from "associated persons" or where such gratuity is in relation to the business of the employer. If you have any questions regarding your role relative to these rules contact the Compliance Group.

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission,

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS          [LOGO OF DEUTSCHE BANK]

               business opportunity. A payment or gift includes any fee, compensation, remuneration or thing of value.

               The acceptance of some types of UNSOLICITED reasonable business gifts are permissible, providing the following requirements are met:

               1. Cash gifts of any amount are prohibited. This includes cash equivalents such as gift certificates, bonds, securities or other items that may be readily converted to cash.

               2. Gifts, other than cash, given in connection with special occasions (e.g., promotions, retirements, weddings), of reasonable value as defined by the Business Group's procedures are permissible.

               3. Reasonable and conventional business courtesies, such as joining a client or vendor in attending sporting events, golf outings or concerts, provided that such activities involve no more than the customary amenities.

               4. The cost of working session meals or reasonable related expenses involving the discussion or review of business matters related to Deutsche Bank may be paid by the client, vendor or others, provided that such costs would have otherwise been reimbursable to the Employee by Deutsche Bank in accordance with its travel and entertainment and expense reimbursement policies.

                    The Employee must report to their management gifts received according to the procedures established within their Business Group. Business Group Management is responsible for ensuring relevant gift information is documented in the Business Group's log of gifts and the log is forwarded to the Compliance Group on request. Business Group Management will bring apparent or perceived issues to the attention of the Compliance Group.

          (ii) Gift Giving (to Persons other than Government Officials)
               In appropriate circumstances, it may be acceptable for Deutsche Bank Employees to extend gifts to clients or others who do business with Deutsche Bank. Employees should be certain that the gift does not give rise to a conflict of interest, or appearance of conflict, and that there is no reason to believe that the gift violates applicable codes of conduct of the recipient.

               Employees may make business gifts at Deutsche Bank's expense, provided:

               1. The gift is not cash or a cash equivalent - regardless of amount.

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS          [LOGO OF DEUTSCHE BANK]

               2. The gift is of reasonable value in the circumstances, and should not exceed a value of U.S. $100 unless the specific prior approval of an appropriate manager is obtained.

               3. The gift is lawful and in accordance with regulatory rules and generally accepted business practices of the governing jurisdictions.

               4. The Employee is authorized to give gifts by his/her Business Group Management and follows all procedures established within his/her Group.

               Business Group Management will ensure that relevant gift information is documented in the Business Group's log of gifts and that the log is forwarded to the Compliance Group on a monthly basis. Business Group Management is responsible for bringing any apparent or perceived issues to the attention of the Compliance Group.

         (iii) Gifts to Government Officials
               The Compliance Department must be contacted prior to making gifts to a governmental employee or official. Various governmental agencies, legislative bodies and jurisdictions may have rules and regulations regarding the receipt of gifts by their employees or officials. In some cases, government employees or officials may be prohibited from accepting any gifts. (See next section for additional rules regarding political contributions.)

          (iv) Non-Cash Compensation
               Employees, Registered Representatives and Associated Persons of Deutsche Asset Management broker-dealer affiliates must also comply with National Association of Securities Dealers, Inc. (NASD(R)) Rules governing the payment of Non-Cash Compensation. Non-Cash Compensation encompasses any form of compensation received in connection with the sale and distribution of variable contracts and investment company securities that is not cash compensation, including, but not limited to, merchandise, gifts and prizes, travel expenses, meals and lodging.

               For more information on the policy refer to the Scudder Distributors Inc. Written Supervisory Procedures and the Scudder Investor Services, Inc. Written Supervisory Procedures.

     G.   RULES FOR DEALING WITH GOVERNMENTAL OFFICIALS AND POLITICAL CANDIDATES

          (i)  Corporate Payments or Political Contributions
               No corporate payments or gifts of value may be made to any outside party, including any government official or political candidate or official, for the

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS          [LOGO OF DEUTSCHE BANK]

               purpose of securing or retaining business for Deutsche Bank or influencing any decision on its behalf.

               o The Federal Election Campaign Act prohibits corporations and labor organizations from using their general treasury funds to make contributions or expenditures in connection with federal elections, and therefore DEUTSCHE BANK DEPARTMENTS MAY NOT MAKE CONTRIBUTIONS TO U.S. FEDERAL POLITICAL PARTIES OR CANDIDATES.

               o Corporate contributions to political parties or candidates in jurisdictions not involving U.S. Federal elections are permitted only when such contributions are made in accordance with applicable local laws and regulations, the prior approval of a member of the DeAM Executive Committee has been obtained and the Deutsche Bank Americas Regional Cost Committee has been notified.

                    Under the Foreign Corrupt Practices Act, Bank Bribery Law, Elections Law and other applicable regulations, severe penalties may be imposed on Deutsche Bank and on individuals who violate these laws and regulations. Similar laws and regulations may also apply in various countries and legal jurisdictions where Deutsche Bank does business.

          (ii) Personal Political Contributions
               No personal payments or gifts of value may be made to any outside party, including any government official or political candidate or official, for the purpose of securing business for Deutsche Bank or influencing any decision on its behalf. Employees should always exercise care and good judgment to avoid making any political contribution that may give rise to a conflict of interest or the appearance of conflict. For example, if a DeAM business unit engages in business with a particular governmental entity or official, DeAM Employees should avoid making personal political contributions to officials or candidates who may appear to be in a position to influence the award of business to Deutsche Bank.

         (iii) Entertainment of Government Officials
               Entertainment and other acts of hospitality toward government or political officials should never compromise or appear to compromise the integrity or reputation of the official or Deutsche Bank. When hospitality is extended, it should be with the expectation that it will become a matter of public knowledge.

     H.   CONFIDENTIALITY

          Employees must not divulge contemplated or completed securities transactions or trading strategies of DeAM clients to any person, except as required by the performance of such person's duties and only on a need-to-know basis. In addition, the Deutsche Bank

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS          [LOGO OF DEUTSCHE BANK]

          standards contained in the Compliance Manual -- Confidential, Material, Non-Public Information, Chinese Walls, Insider Trading and Related Matters Policy, as well as those within the Code of Professional Conduct must be observed.

VII. SANCTIONS

Any Employee who violates the Code may be subject to disciplinary actions, including possible dismissal. In addition, any Securities transactions executed in violation of the Code, such as short-term trading or trading during blackout periods, may subject the Employee to sanctions, ranging from warnings and trading privilege suspensions to financial penalties, including but not limited to, unwinding the trade and/or disgorging of the profits. Finally, violations and suspected violations of criminal laws will be reported to the appropriate authorities as required by applicable laws and regulations.

VIII. INTERPRETATIONS AND EXCEPTIONS

Compliance shall have the right to make final and binding interpretations of the Code and may grant an exception to certain of the above restrictions, as long as no abuse or potential abuse is involved. Each Employee must obtain approval from DeAM Compliance before taking action regarding such an exception. Any questions regarding the applicability, meaning or administration of the Code shall be referred in advance of any contemplated transaction to DeAM Compliance.

In addition, DeAM has an Ethics Committee that is empowered to administer, apply, interpret and enforce the Code.

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS          [LOGO OF DEUTSCHE BANK]

                                    APPENDIX

                                   SCHEDULE A

   The following entities(10) have adopted the Deutsche Asset Management Code of Ethics:


                          DB Investment Managers, Inc.

         Deutsche Asset Management Inc. (formerly Morgan Grenfell Inc.)

                  Deutsche Investment Management Americas Inc.

                          DB Absolute Return Strategies

                        Investment Company Capital Corp.

                            Scudder Distributors Inc.

                        Scudder Financial Services, Inc.

                         Scudder Investor Services, Inc.

                              Scudder Trust Company

                              RREEF America L.L.C.

----------
(10) The references in the document to DeAM Employees include employees of the entities that have adopted the Deutsche Asset Management Code of Ethics.

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS          [LOGO OF DEUTSCHE BANK]

                                   SCHEDULE B

                                   SUPPLEMENT
                                     TO THE
                 DEUTSCHE ASSET MANAGEMENT -- U.S CODE OF ETHICS

                         RREEF America L.L.C. ("RREEF")

        A-l. Effective Date. This Supplement to the Deutsche Asset Management - U.S. Code of Ethics (the "Code") shall be effective February 1, 2004. The Code and this Supplement shall replace and supersede the RREEF America L.L.C. Code of Ethics (Last Updated December 2002).

        A-2. Applicability. The restrictions of the Code applying to Investment Personnel shall apply only to those Employees of RREEF who are Investment Personnel employed on the RREEF Securities Investment Team. The restrictions of the Code applying to Access Persons shall apply only to (i) those RREEF Employees, officers or directors who, with respect to any registered investment company or other securities investment advisory client, make any recommendation, participate in the determination of which recommendation will be made, or whose principal functions or duties relate to the determination or which recommendations will be made, or who, in connection with his or her duties, obtain any timely information concerning recommendations on Securities being made by RREEF, or (ii) those RREEF Employees who are designated as covered under this Supplement to the Code by DeAM Compliance or its designee.

        A-3. Additional Trading Restrictions. In addition to the restrictions set forth in the Code, no RREEF Employee identified in Section A-2 of this Supplement shall, without the prior written approval of DeAM Compliance, acquire or sell any Real Estate Securities in any Employee Related Account. Approvals of acquisitions will be granted only in extraordinary circumstances. Real Estate Securities shall include all publicly-traded Securities issued by any Real Estate Investment Trust ("REIT"), as well as publicly-traded Securities issued by companies if at least 50% of their revenues, or at least 50% of the market value of their assets, are attributable to the ownership, construction, management or sale of residential, commercial or industrial real estate. These companies may include real estate master limited partnerships and real estate brokers and developers.

        A-4. Adoption of the Deutsche Bank Americas Code of Professional Conduct. The terms of the Deutsche Bank Americas Code of Professional Conduct are hereby incorporated into this Supplement and those Employees of RREEF identified in Section A-2 of this Supplement shall be subject to and covered by such terms.

        A-5. Conflict. In the event of any conflict or discrepancy between the terms of the Code and this Supplement with respect to any RREEF Employee, the terms of this Supplement shall govern.

The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) outside of Deutsche Bank Group without prior written permission.

DeAM - U.S. CODE OF ETHICS SANCTIONS

VIOLATION                                                  SANCTION
-------------------------------------------------------    -----------------------------------------------------------------------
FAILURE TO OBTAIN PRE-CLEARANCE(1)

MANAGING DIRECTOR, DIRECTOR AND VICE PRESIDENT
(ALSO PORTFOLIO MANAGERS AND INVESTMENT PERSONNEL
REGARDLESS OF LEVEL)
   1st Violation                                           Written Warning
   2nd Violation                                           $200.00 Fine
   3rd Violation +                                         Trading Prohibited for 30 Days(2) and $500.00 Fine
BELOW VICE PRESIDENT
   1st Violation                                           Written Warning
   2nd Violation                                           $100.00 Fine
   3rd Violation +                                         Trading Prohibited for 30 days(2) and $250.00 Fine

FAILURE TO COMPLY WITH THE WITH SAME DAY RULE(2)

PORTFOLIO MANAGER
   1st Violation                                           Unwind the Trade/Disgorgement of Profit and Written Warning
   2nd Violation                                           Unwind the Trade/Disgorgement of Profit and $200.00 Fine
   3rd Violation +                                         Unwind the Trade/Disgorgement of Profit and $500.00 Fine
INVESTMENT PERSONNEL (NON-PORTFOLIO MANAGER)
   1st Violation                                           Potentially Unwind the Trade/Disgorgement of Profit and Written Warning
   2nd Violation                                           Potentially Unwind the Trade/Disgorgement of Profit and $150.00 Fine
   3rd Violation +                                         Potentially Unwind the Trade/Disgorgement of Profit and $400.00 Fine
ACCESS PERSON
   1st Violation                                           Potentially Unwind the Trade/Disgorgement of Profit and Written Warning
   2nd Violation                                           Potentially Unwind the Trade/Disgorgement of Profit and $100.00 Fine
   3rd Violation +                                         Potentially Unwind the Trade/Disgorgement of Profit and $300 00 Fine

FAILURE TO COMPLY WITH THE 7-DAY RULE(3)

PORTFOLIO MANAGER
   1st Violation                                           Unwind the Trade/Disgorgement of Profit and Written Warning
   2nd Violation                                           Unwind the Trade/Disgorgement of Profit and $200.00 Fine
   3rd Violation +                                         Unwind the Trade/Disgorgement of Profit and $500.00
INVESTMENT PERSONNEL (NON-PORTFOLIO MANAGER)
   1st Violation                                           Potentially Unwind the Trade/Disgorgement of Profit and Written Warning
   2nd Violation                                           Potentially Unwind the Trade/Disgorgement of Profit and $100.00 Fine
   3rd Violation +                                         Potentially Unwind the Trade/Disgorgement of Profit and $250.00 Fine

FAILURE TO COMPLY WITH THE WITH 30 DAY HOLD RULE

MANAGING DIRECTOR, DIRECTOR AND VICE PRESIDENT
   1st Violation                                           Written Warning
   2nd Violation                                           $200.00 Fine
   3rd Violation +                                         Trading Prohibited for 30 Days(2) and $500.00 Fine
BELOW VICE PRESIDENT
   1st Violation                                           Written Warning
   2nd Violation                                           $100.00 Fine
   3rd Violation +                                         Trading Prohibited for 30 days(2) and $250.00 Fine

THIS SCHEDULE CONTINUES ON THE FOLLOWING PAGE.

----------
(1) Portfolio Managers and other Investment Personnel, regardless of position held, are subject to the pre-clearance sanctions for Managing Directors, Directors and Vice Presidents.

(2) The Compliance Department will take financial hardship into consideration in applying a trading prohibition. Please see important notes below for more information regarding financial hardship.

(3) The Compliance Department will take into consideration the employee's knowledge Of portfolio trading and the severity and frequency of the violation in determining whether the trade should be broken and profit disgorged and the amount of the fine, if any. Second and third violations of the 7-day and Same Day rules within the same year will result in the escalation of fines and disciplinary action similar to other second and third violations and depending on the circumstances as indicated above. Any violations, along with attendant sanctions, will be noted in the employee's personnel file.

                        IMPORTANT NOTES FOLLOW THIS PAGE

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS          [LOGO OF DEUTSCHE BANK]

DeAM - U.S. CODE OF ETHICS SANCTIONS CONTINUED

VIOLATION                                                  SANCTION
-------------------------------------------------------    -----------------------------------------------------------------------
FAILURE TO  FILE / INCOMPLETE / LATE 17J-1 REPORTING
(QUARTERLY PERSONAL SECURITIES TRADING REPORTING)
1st Violation -- Filed by:
   First Period Level(4)                                   Written Warning
   Second Period Level                                     $100.00 Fine
   Third Period Level                                      $150.00 Fine
   Forth Period Level +                                    Trading Prohibited for 30 Days(2) and $250.00 Fine
2nd Violation - Filed by:
   First Period Level                                      $150.00 Fine
   Second Period Level                                     $200.00 Fine
   Third Period Level                                      Trading Prohibited for 30 Days(2) and $300.00 Fine
   Forth Period Level +                                    Severe Disciplinary Action (Possible Termination)
3rd Violation - Filed by:
   First Period Level                                      $200.00 Fine
   Second Period Level                                     Trading Prohibited for 30 Days(2) and $400.00 Fine
   Third Period Level +                                    Severe Disciplinary Action (Possible Termination)

FAILURE TO  FILE / INCOMPLETE / LATE CODE OF ETHICS
ANNUAL ACKNOWLEDGEMENT (INCLUDING 17-J1 ANNUAL
PERSONAL HOLDINGS REPORT)

CODE OF ETHICS ANNUAL ACKNOWLEDGEMENT PERIOD DURING THE
MONTH OF OCTOBER. FILED BY:
   October 31 through November 15                          Written Warning
   November 16 through November 30                         $100.00 Fine
   December 1 through December 15                          $150.00 Fine
   December 16 through December 30 +                       $200.00 Fine

(2) The Compliance department will lake financial hardship into consideration in applying a trading prohibition. Please see important notes below for more information regarding financial hardship.

(4) Period levels are defined by DeAM Compliance and generally follow approximate 15-day periods that are adjusted for the calendar month. The first Period Level begins immediately after the due-date of the respective filing. You will be notified of these levels in specific communications from DeAM compliance when warranted.

IMPORTANT NOTES

     o If payment for any fine is not received by the due date, a report will be made to Senior Management regarding this delinquency, and the employee will be subject to further sanctions, including a substantial escalation of the fine (including, possibly, the doubling of the fine amount).

     o Asset Management Compliance will consider certain Code of Ethics infractions on a case-by-case basis in determining a final decision on the technicality or materiality of the violation itself, as well as the (if applicable) ensuing sanctions and/or fines levied on the employee. Asset Management Compliance will solely determine the factors used in arriving in any decisions made apart from this DeAM Sanctions Schedule.

     o Final disciplinary sanctions will be determined by the Compliance Department and Senior Management, which will take into consideration such factors, which include, but are not limited to, the period of time between violations, financial hardship, the employee's knowledge of portfolio trading and trading system technical difficulties. For example, violations occurring within a 24-month period will be taken into consideration, but will not be given full weight in the determination of disciplinary action. Financial hardship may include the inability to pay for tuition and medical expenses and the inability to purchase a home.

     o All violations will be reviewed on a rolling 1-year period and sanctions for second and third violations will be applicable if the violations occur within the same year.

     o Multiple simultaneous violations will be subject to all the applicable sanctions. For example, a portfolio manager who fails to obtain pre-clearance (2nd violation) and simultaneously violates the Same Day Rule (2nd violation), will be subject to a $400.00 fine and disgorgement of profit.

     o Continued violation of the DeAM - U.S. Code of Ethics may subject you to severe penalties, including possible termination.